American Funds U.S. Government Money Market Fund
March 31, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$50,381
Class B	$-
Class C	$741
Class T*	$-
Class F-1	$475
Class F-2	$184
Class F-3	$16
Total	$51,797
Class 529-A	$5,031
Class 529-B	$-
Class 529-C	$716
Class 529-E	$271
Class 529-T*	$-
Class 529-F-1	$368
Class R-1	$142
Class R-2	$-
Class R-2E	$29
Class R-3	$1,383
Class R-4	$2,207
Class R-5	$903
Class R-5E	$33
Class R-6	$3,138
Total	$14,221
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0044
Class B	$-
Class C	$0.0042
Class T	$0.0044
Class F-1	$0.0028
Class F-2	$0.0042
Class F-3	$0.0046
Class 529-A	$0.0039
Class 529-B	$-
Class 529-C	$0.0039
Class 529-E	$0.0040
Class 529-T	$0.0040
Class 529-F-1	$0.0039
Class R-1	$0.0041
Class R-2	$-
Class R-2E	$0.0010
Class R-3	$0.0017
Class R-4	$0.0029
Class R-5E	$0.0040
Class R-5	$0.0044
Class R-6	$0.0046
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	11,261,022
Class B	-
Class C	171,047
Class T	10
Class F-1	214,402
Class F-2	54,947
Class F-3	2,495
Total	11,703,923
Class 529-A	1,368,488
Class 529-B	-
Class 529-C	153,446
Class 529-E	69,949
Class 529-T	10
Class 529-F-1	101,046
Class R-1	33,345
Class R-2	789,090
Class R-2E	26,448
Class R-3	837,832
Class R-4	736,822
Class R-5	198,509
Class R-5E	6,524
Class R-6	650,226
Total	4,971,735
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$-
Class C	$1.00
Class T	$1.00
Class F-1	$1.00
Class F-2	$1.00
Class F-3	$1.00
Class 529-A	$1.00
Class 529-B	$-
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-T	$1.00
Class 529-F-1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-2E	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5E	$1.00
Class R-5	$1.00
Class R-6	$1.00
*Amount less than one thousand